UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2008

Jaclyn, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-5863

Delaware (State or other jurisdiction of incorporation or organization)	22-1432053 (IRS Employer Identification Number)

197 West Spring Valley Avenue Maywood, New Jersey (Address of principal executive offices)	07607 (Zip code)

(201) 909-6000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 8.01	Other Events.

Jaclyn, Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders on May 7, 2008. At the special meeting, a majority of outstanding shares of the Company’s common stock, $1.00 par value per share, adopted and approved amendments to the Company’s certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-250, followed immediately by a 250-for-1 forward stock split of the shares of common stock. The amendments were adopted and approved with (a) 1,859,700 shares of common stock voting in favor of the reverse stock split, 85,748 shares voting against the reverse stock split and 4,498 shares voting to abstain, and (b) 1,859,138 shares of common stock voting in favor of the forward stock split, 86,310 shares voting against the forward stock split and 4,498 shares voting to abstain. The aggregate number of shares of common stock represented in person or by proxy at the special meeting was 1,949,946 or 79% of the 2,468,614 issued and outstanding shares of common stock entitled to vote on the proposal, and constituted a quorum for the transaction of business. On May 7, 2008, the Company also filed a Form 25 with the Securities and Exchange Commission to voluntarily withdraw its common stock from listing on the American Stock Exchange (the “Exchange”) and to deregister its common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2008	JACLYN, INC.

	By:	/s/	Anthony C. Christon
Anthony C. Christon, Vice President and Chief Financial Officer

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